EXHIBIT 16.1



                       AMPER, POLITZINER & MATTIA P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                and CONSULTANTS

PRINCETON, NEW JERSEY                                       2015 LINCOLN HIGHWAY
(609) 897-0200                                                      P.O. BOX 988
                                                   EDISON, NEW JERSEY 08818-0988
FLEMINGTON, NEW JERSEY
(905) 782-3021                                                    (732) 287-1000
                                                             FAX: (732) 267-3200
WALL, NEW JERSEY
(732) 919-1400                                              E-MAIL:APM@AMPER.COM
                                                            HTTP.//WWW.AMPER.COM

November 27, 2001

Mr. Matthew Lovito, CFO
Raptor Investments, Inc. (formerly Paramark Enterprises, Inc.)
2855 North University Drive Road, Suite 320
Coral Springs, Florida 33065

Dear Mr. Lovito:

         This is to confirm that the client-auditor relationship between Raptor Investments, Inc. (Commission File Number 0-23026) and Amper, Politziner & Mattia P.A. has ceased.



Sincerely,



/s/ AMPER, POLITZINER & MATTIA P.A.
-----------------------------------
Amper, Politziner & Mattia P.A.



cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street N.W.
        Washington, DC 20549-0410



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